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EXHIBIT 21.1
Subsidiaries of InvestorsBancorp, Inc.




                             INVESTORSBANCORP, INC.
                         SUBSIDIARIES OF THE REGISTRANT




NAME OF COMPANY                    INCORPORATED IN       SUBSIDIARY OF
---------------                    ---------------       -------------

InvestorsBank,                     Wisconsin             InvestorsBancorp, Inc.
A Wisconsin chartered
bank located in
Pewaukee, Wisconsin

Investors Business Credit, Inc.    Nevada                InvestorsBank